Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the registration by Tata Motors Limited (“TML”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of Ordinary Shares, ‘A’ Ordinary Shares, American depositary shares (“ADSs”) representing Ordinary Shares and rights to subscribe for Ordinary Shares (including rights to subscribe for ADSs) and ‘A’ Ordinary Shares that may be offered and sold by TML (collectively, “Securities”). Such Securities are or will be registered on one or more registration statements on Form F-3 (including amendments thereto), or on such other form or forms promulgated by the U.S. Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Director of TML or Company Secretary, and each of them, with full power in each of them to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any or all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by TML pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date: March 30, 2015	By:	/s/ Cyrus P. Mistry
Cyrus P. Mistry
Chairman

Date: March 30, 2015	By:	/s/ Nusli N. Wadia
Nusli N. Wadia
Director

Date: March 30, 2015	By:	/s/ Ragunath A. Mashelkar
Ragunath A. Mashelkar
Director

Date: March 30, 2015	By:	/s/ Nasser Munjee
Nasser Munjee
Director

Date: March 30, 2015	By:	/s/ Subodh Bhargava
Subodh Bhargava
Director

Date: March 30, 2015	By:	/s/ Vinesh K. Jairath
Vinesh K. Jairath
Director

Date: March 30, 2015	By:	/s/ Falguni S. Nayar
Falguni S. Nayar
Director

Date: March 30, 2015	By:	/s/ Ralph Speth
Ralph Speth
Director

Date: March 30, 2015	By:	/s/ Ravindra Pisharody
Ravindra Pisharody
Executive Director (Commercial Vehicles) (Principal Executive Officer)

Date: March 30, 2015	By:	/s/ Satish B. Borwankar
Satish B. Borwankar
Executive Director (Quality)

Date: March 30, 2015	By:	/s/ C. Ramakrishnan
C. Ramakrishnan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)